Exhibit 10.6

VIRIOS THERAPEUTICS, INC.

AMENDED AND RESTATED 2020 Equity INCENTIVE Plan

FORM OF STOCK OPTION AGREEMENT

The Board of Directors of Virios Therapeutics, Inc. (the “Company”) has decided to grant to you an option to purchase shares of the common stock of the Company under the Virios Therapeutics, Inc. Amended and Restated 2020 Equity Incentive Plan.  The terms of the grant are set forth in the Stock Option Grant provided to you (the “Grant”).  The following provides a summary of the key terms of the Grant; however, you should read the entire Grant, along with the terms of the Plan, to fully understand the Grant.

SUMMARY OF STOCK OPTION GRANT

Grantee:______________________

Date of Grant: ______________________

Exercisability/Vesting Schedule:As set forth in Section 2 below.

Exercise Price Per Share:	$_____________________

Total Number of Shares Granted:______________________

Term/Expiration Date:______________________

VIRIOS THERAPEUTICS, INC.

AMENDED AND RESTATE 2020 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

This STOCK OPTION GRANT, dated as of __________ (the “Grant Date”), is delivered by Virios Therapeutics, Inc. (the “Company”) to _____________ (the “Grantee”).

RECITALS

A.The Virios Therapeutics, Inc. Amended and Restated 2020 Equity Incentive Plan (the “Plan”) provides for the grant of options to purchase shares of common stock of the Company. The Board of Directors of the Company (the “Board”) has decided to make a stock option grant as an inducement for the Grantee to promote the best interests of the Company and its stockholders.

B.The Board is authorized to appoint a committee to administer the Plan.  If a committee is appointed, all references in this Agreement to the “Board” shall be deemed to refer to the committee.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee a stock option (the “Option”) to purchase __________ shares of common stock of the Company (“Shares”) at an exercise price of $_________ per Share, which represents the fair market value on the date of grant.

It is understood and intended that this Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code to the extent permitted under applicable law.  Accordingly, the Grantee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of Shares for which incentive stock option treatment is desired within the one-year period beginning on the day after the day of the transfer of such Shares to him or her, nor within the two-year period beginning on the day after Grant Date of this Option and further that this Option must be exercised within three months after termination of employment as an employee (or 12 months in the case of death or disability) to qualify as an incentive stock option.  If the Grantee disposes (whether by sale, gift, transfer or otherwise) of any such Shares within either of these periods, he or she will notify the Company within 30 days after such disposition.  The Grantee also agrees to provide the Company with any information concerning any such dispositions required by the Company for tax purposes.  Further, to the extent this Option and any other incentive stock options of the Grantee having an aggregate Fair Market Value in excess of $100,000 (determined as of the Grant Date) first become exercisable in any year, such options will not qualify as incentive stock options.

2.Exercisability of Option.  The Option shall become exercisable subject to the following dates and/or criteria set forth below, if the Grantee is employed by the Company on such dates or dates:

Date/ConditionsShares for Which the Option is Exercisable

__________________________________

The exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option.  If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option becomes exercisable shall be rounded down to the nearest whole Share.

3.Term of Option.
(a)The Option shall have a term of ten (10) years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.
(b)The Option shall automatically terminate upon the happening of the first of the following events:
(i)Subject to clause (iii) below, the expiration of the ninety (90) day period after the Grantee ceases to be employed by, or provide service to, the Company, if the termination is for any reason other than Cause (as defined in the Plan).
(ii)The expiration of the one (1) year period after the Grantee ceases to be employed by, or provide service to, the Company on account of the Grantee’s Disability.
(iii)The expiration of the one (1) year period after the Grantee ceases to be employed by, or provide service to, the Company, if the Grantee dies either while employed by, or providing service to, the Company or within (90) days after the date Grantee ceases to be employed by, or provide service to, the Company, if the termination is for any reason other than Cause (as defined in the Plan).
(iv)The date on which the Grantee ceases to be employed by, or provide service to, the Company, for Cause.  In addition, notwithstanding the prior provisions of this Paragraph 3, if the Grantee engages in conduct that constitutes Cause after the Grantee’s employment or service terminates, the Option shall immediately terminate.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant.  Any portion of the Option that is not exercisable at the time the Grantee ceases to be employed by, or provide service to, the Company shall immediately terminate.

4.Exercise Procedures.
(a)Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Board written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised.  On the delivery date, the Grantee shall pay the exercise price (i) in cash, (ii) by certified check, bank cashier’s check, personal check or wire transfer, (iii) with the approval of the Board, by delivering Shares of the Company, of previously owned Common Stock, which have been previously owned for more than six months, which shall be valued at their fair market value on the date of delivery, or by attestation (on a form prescribed by the Board) to ownership of Shares having a fair market value on the date of exercise equal to the exercise price, or (iv) by such other method as the Board may approve.
(b)The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.  The Company may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Board deems appropriate.
(c)All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.  Subject to Board approval, the Grantee may elect to satisfy any tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.
5.Restrictions on Exercise/Transfer.
(a)Except as the Board may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.
(b)The Option or any part thereof shall not be transferable, and no interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Subject to the foregoing and the terms of the Plan, the terms of this Award Agreement shall be binding upon your executors, administrators, heirs, transferees, successors and assigns.
(c)The Company, within the limits of applicable law, shall be entitled to ignore any attempted assignment or alienation or any creditor’s process not permitted under this Section 6.
6.Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) changes in capitalization of the Company and (iv) other requirements of applicable law.  The Board shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
7.Representations.
(a)You acknowledge receipt of a copy of the Plan.
(b)You represent and warrant that you understand the Federal, state and local income tax consequences of the granting of the Option to you, the acquisition of rights to exercise the Option with respect to any Option Shares, the exercise of the Option and purchase of Option Shares and the subsequent sale or other disposition of any Option Shares.
(c)You acknowledge the Options are intended to be exempt from the requirements of Section 409A of the Code, and, to the extent that further guidance is issued under Section 409A of the Code after the date of this Agreement, you hereby authorize the Company to make any changes to this Agreement as are necessary to bring this Agreement into compliance with the applicable exemptions under Section 409A of the Code and the Treasury regulations issued thereunder.
8.No Employment or Other Rights.  The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time. The right of the Company to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.
9.No Stockholder Rights.  Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.
10.Assignment and Transfers.
(a)Except as the Board may otherwise permit pursuant to the Plan, the Option and Grantee’s rights and interest under this Agreement may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Grantee, other than by will or the laws of descent and distribution (in which case, such transferee shall succeed to the rights and obligations of Grantee hereunder) and is exercisable during Grantee’s lifetime only by Grantee, except that (i) Grantee may designate in writing a beneficiary to exercise the Option after Grantee’s death (provided the designation has been received by the Company prior to Grantee’s death) and (ii) Grantee may transfer the Option to any family member (as defined in Rule 701 under the Securities Act of 1933, as amended) subject to the requirement that Grantee will cause any entity included in such definition to convey the Option held by it to another family member prior to the occurrence of any event which would cause such family member to cease to qualify as a family member.  If Grantee or anyone claiming under or through Grantee attempts to violate this Paragraph 10, such attempted violation shall be null and void and without effect, and the Company’s obligation hereunder shall terminate.  If at the time of Grantee’s death, the Option has not been fully exercised, Grantee’s estate or any person who acquires the right to exercise the Option by bequest or inheritance or by reason of Grantee’s death may exercise the Option in accordance with and with respect to the number of shares set forth in Paragraph 1 above.  The applicable requirements of Paragraph 4 above must be satisfied in full at the time of any exercise.
(b)In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Grantee’s consent.
11.Adjustments; Reorganization, Reclassification, Consolidation, Merger or Sale.
(a)In the event that, after the date hereof, the outstanding shares of Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation in each such case through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board shall, in good faith, appropriately adjust the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of the Option (to the nearest possible full share), and such adjustment shall be effective and binding for all purposes of this Option Agreement and the Plan.
(b)If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all its assets to another corporation, shall be effected after the date hereof in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then you shall thereafter have the right to receive, in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of the Option, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place.
(c)In the event that the Board shall determine that any event not specifically provided for in Sections 11(a) and (b) affects the shares of Common Stock such that an adjustment is determined by the Board to be appropriate to prevent dilution or enlargement of participants’ rights under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan; (ii) the number and kind of shares issued or issuable in respect of outstanding grants under the Plan; and (iii) the exercise price, grant price or purchase price relating to any grants under the Plan or, if deemed appropriate, make provision for a cash payment with respect to any outstanding grants under the Plan.

12.Plan Documents.  This Agreement is qualified in its entirety by reference to the provisions of the Plan, and any current or future amendments thereto, which are hereby incorporated herein by reference.  Pursuant to the Plan, the Board is authorized to adopt rules and regulations concerning the administration of this Award Agreement and the Option granted hereunder that are not inconsistent with the Plan as it shall deem appropriate and proper.  A copy of the Plan in its present form is available for inspection during business hours by you or the persons entitled to exercise the Option at the Company’s principal office. Notwithstanding the foregoing, this Agreement shall control in the event of any conflict with any terms of the Plan.  Capitalized terms not explicitly defined in this Grant but defined in the Plan will have the same definitions as in the Plan.
13.General Provisions.
(a)This Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.  If any one or more provisions of this Award Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.
(b)This Award Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(c)Any notice to the Company under this Award shall be made in care of the Board at the Company’s main office.  All notices under this Award shall be deemed to have been given when hand-delivered, delivered by overnight courier, or mailed first class postage prepaid, and shall be irrevocable once given.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

VIRIOS THERAPEUTICS, INC.

By:_______________________________

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Board shall be final and binding.

Grantee:

Date:

VIRIOS THERAPEUTICS, INC.

AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

OPTION EXERCISE FORM

I, [___________], a participant under the Virios Therapeutics, Inc. Amended and Restated 2020 Equity Incentive Plan (the “Plan”) or a person otherwise entitled to exercise the Option, do hereby exercise the right to purchase ___________ shares of Common Stock, $0.0001 par value, of Virios Therapeutics, Inc. pursuant to the Option granted to me on [ ] under the Plan. Enclosed herewith is $_________, an amount equal to the total exercise price for the shares of Common Stock being purchased pursuant to this Option Exercise Form.

Date: